EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Neiman Marcus Group, Inc. and subsidiaries on Form S-8 of our report dated September 10, 2002, appearing in the Annual Report on Form 10-K of The Neiman Marcus Group, Inc. for the year ended August 3, 2002.

/s/  DELOITTE & TOUCHE LLP

Dallas, Texas
May 28, 2003